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                                                                    EXHIBIT 99.1

                             MEDICAL DYNAMICS, INC.

                   PROXY FOR SPECIAL MEETING OF STOCKHOLDERS
                           TO BE HELD AUGUST 7, 2001


    The undersigned, having received the Notice of Special Meeting and the proxy statement-prospectus, hereby appoints Van A. Horsley and Daniel L. Richmond, and each of them, attorneys and proxies for the undersigned (with full power of substitution) to attend the above special meeting and all adjournments thereof and to act for and to vote all shares of Medical Dynamics common stock standing in the name of the undersigned at the special meeting to be held on August 7, 2001, at 10:00 a.m. local time at the offices of Medical Dynamics, 400 Inverness Drive South, Suite 200, Englewood, Colorado 80112.

     When properly executed, this proxy will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will grant authority to vote "FOR" Proposal 1 on the reverse side, and in the discretion of Van A. Horsley and Daniel L. Richmond on any other business matters or proposals as may properly come before the special meeting.

     SEE REVERSE SIDE. IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS, JUST SIGN ON THE REVERSE SIDE. YOU NEED NOT MARK ANY BOXES.

                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE

                          ---------------------------

REVERSE SIDE

     [X] PLEASE MARK VOTES AS IN THIS EXAMPLE

1. Proposal to approve and approve the Amended and Restated Agreement and Plan of Merger and Reorganization, dated as of October 10, 2000 by and among InfoCure Corporation, CADI Acquisition Corporation, a wholly owned subsidiary of InfoCure, and Medical Dynamics, as amended by Amendment No. 1 dated as of October 30, 2000, Amendment No. 2 dated as of December 19, 2000, by letter agreement on March 5, 2001, by Amendment No. 4 dated as of April 16, 2001, and modified by letter agreement on May 30, 2001, pursuant to which Medical Dynamics will merge with and into CADI and CADI will survive the merger and continue as a wholly owned subsidiary of PracticeWorks, Inc. Approval of the merger agreement will also constitute approval of the merger and the other transactions contemplated by the merger agreement.

[ ]            [ ]            [ ]
FOR            AGAINST        ABSTAIN

MARK HERE FOR ADDRESS [ ] CHANGE AND NOTE BELOW:


     PLEASE SIGN EXACTLY AS NAME APPEARS HEREON. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.


SIGNATURE:                                         DATE:              , 2001
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